Exhibit 99.1

FARO Sues Hexagon for Violating New Laser Scanner Patent

          LAKE MARY, Fla., Nov. 18 /PRNewswire-FirstCall/ -- FARO Technologies, Inc. (Nasdaq: FARO) announced today that it sued Hexagon and its affiliates for infringement of a newly issued FARO patent covering laser scanners.  The lawsuit was filed in Federal District Court in Orlando, Florida and involves U.S. Patent 6,965,843 (‘843) entitled “Portable Coordinate Measurement Machine with Integrated Line Laser Scanner.”

          In its Complaint, FARO alleges that Hexagon, through its Romer Cimcore subsidiary, has infringed the ‘843 patent through the marketing and selling of its new “INFINITE SC” laser scanning arm.

          FARO intends to vigorously enforce its rights in the ‘843 patent and seek injunctive relief to halt the sale of the INFINITE SC product, as well as to seek monetary damages.

          ”We were the first company to develop and market a wholly integrated laser scanner arm product,” FARO Co-founder, Chairman and CEO Simon Raab said.  “The ‘843 patent covers this significant innovation and, like the rest of FARO’s growing intellectual property (IP) portfolio, we intend to do what is necessary to assert our IP rights throughout the world.”

          About FARO

          With more than 9,100 installations and 4,100 customers globally, FARO Technologies, Inc. (Nasdaq: FARO) and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company’s products allow manufacturers to perform 3-D inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO’s worldwide customer base. Principal products include the FARO Laser ScanArm; FARO Laser Scanner LS; FARO Gage and Gage-PLUS; Platinum, Digital Template, Titanium, Advantage FaroArms; the FARO Laser Tracker X and Xi; and the CAM2 family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO 9001 certified and ISO-17025 laboratory registered.

          This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “will,” “should,” “could,” “projects,” “forecast,” “target,” “goal,” and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

          Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

          * the inability to protect our patents and other proprietary rights in the United States and foreign countries and the assertion and ultimate outcome of infringement claims for and against us, including the pending suit by Cimcore- Romer against us, and our pending suit against Hexagon;

          * the other risks detailed in the Company’s Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

SOURCE  FARO Technologies, Inc.
          -0-                              11/18/2005
          /CONTACT:  Greg Fraser, Executive Vice President, FARO, +1-407-333-9911,
or fraserg@FARO.com/
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          (FARO)